Kyle L. Tingle CPA, LLC

PERSONAL FINANCIAL PLANNING,
BUSINESS SERVICES & TAX PLANNING

October 28, 2014

To Whom It May Concern:

The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report dated March 24, 2014 accompanying the audited financial statements of Galenfeha, Inc. as of December 31, 2013, in the Form S-1, Post-Effective Amendment No. 3 with the U.S. Securities and Exchange Commission, and to our reference to the Firm under the caption "Experts" in the Form.

Very truly yours,

Kyle L. Tingle
Kyle L. Tingle, CPA, LLC